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                                                                   EXHIBIT 10.15

                                 AMENDMENT NO. 2
                                     TO THE
                  RETIREMENT SAVINGS PLAN FOR CERTAIN EMPLOYEES
                          OF VENCOR AND ITS AFFILIATES

         This is Amendment No. 2 to the Retirement Savings Plan For Certain Employees of Vencor And Its Affiliates (the "Plan") as last amended and restated as of March 1, 2000, which Amendment shall be effective as of the date of its adoption.

                                    RECITALS
                                    --------

A. Vencor, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion.

B.       The Company has changed its name to Kindred Healthcare, Inc.

C. The Company, now wishes to amend the Plan to reflect the change of Company name, and to clarify the eligibility computation period.

                                    AMENDMENT
                                    ---------

The Plan is hereby amended as follows:

         1. Section 1.8 of the Plan and all other references therein to Vencor, Inc. shall be a refer to "Kindred Healthcare, Inc."

         2. References in Section 1.5 to the VRSP, and that term as used throughout the Plan, shall hereafter refer to the "Kindred 401(k) Plan," the changed name of the plan formerly known as the VRSP.

         3. Section 1.33 of the Plan is hereby amended to change of the Plan from "The Retirement Savings Plan for Certain Vencor Employees and Affiliates" to the "Kindred & Affiliates 401(k) Plan."

         4. Section 2.1(a) of the Plan is hereby clarified to provide that the phrase "remained an Employee" in the first sentence thereof does not require continuous employment for the 12 month period required for participation, but simply requires employment on the 12 month anniversary of the date on which the Employee first logged an hour of Service.

         5. Section 2.1(d) of the Plan is hereby amended so that as amended, it shall correctly refer to the changed name of another plan maintained by the Company, and to all of the various circumstances under which an employee of the Company who is or was excluded from participation might have a change in his rights to participate in the Plan:

         (d) For purposes of this Section, in the event that an employee of the Company that is (i) not a Participating or Sponsoring Employer in this Plan, or (ii) is an employee of any company which participates in the Kindred 401(k) Plan also maintained by the Company, or (iii) is excluded


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             due to classification as a per diem or "on call" employee, becomes an Employee as defined in Section 1.15 (either because of a change in employment status or adoption of this Plan by the entity by which he is employed), all periods of service while an employee of the Company or of a company which participates in the Kindred 401(k) Plan, shall be counted for purposes of determining eligibility to participate in the Plan. In all events, this Plan and the Kindred 401(k) Plan shall be construed so that, at no point in time, does any one Participant have a right to participate in both this Plan and the Kindred 401(k) Plan.

         IN WITNESS WHEREOF, this Amendment No. 2 is hereby adopted this 26th day of September, 2000.

                             KINDRED HEALTHCARE, INC.

                             By  /s/ Owen Dorsey
                                 ----------------------------------------

                             Title: Chief Administrative Officer
                                    -------------------------------------

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